UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2023

BIOCARDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38999	23-2753988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Soquel Way Sunnyvale, California 94085
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 226-0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BCDA	The Nasdaq Capital Market
Warrant to Purchase Common Stock	BCDAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On November 16, 2023, BioCardia, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a single healthcare-focused institutional investor pursuant to which the Company agreed to sell and issue to the investor 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in a registered direct offering (the “Offering”) at a price of $0.65 per share. The Offering is expected to close on or about November 20, 2023, subject to satisfaction of customary closing conditions.

The gross proceeds of the Offering will be approximately $1.3 million, before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for general corporate purposes, including but not limited to, advancing the Company’s investigational biotherapeutic candidates and the Company’s biotherapeutic delivery partnering business.

The Shares were offered pursuant to the Company’s effective registration statement on Form S-3 and accompanying base prospectus (File No. 333-249426), previously filed with and declared effective by the Securities and Exchange Commission.

H.C. Wainwright & Co. (the “Placement Agent”) acted as the exclusive placement agent for the Offering. We have agreed to pay the Placement Agent a placement agent fee in an amount equal to seven percent 7% of the aggregate gross proceeds in the Offering, a management fee equal to 1% of the of the gross proceeds, and $75,000 for the Placement Agent’s legal and other out-of-pocket expenses.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and investor, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati.
23.1	Consent of Wilson Sonsini Goodrich & Rosati (included in the opinion of Wilson Sonsini Goodrich & Rosati filed as Exhibit 5.1 hereto).
99.1	Form of Securities Purchase Agreement, dated November 16, 2023, by and between the Company and each Purchaser party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCARDIA, INC.

Date: November 16, 2023	By:	/s/ Peter Altman, Ph.D.
Name: Peter Altman, Ph.D.
Title: President and Chief Executive Officer